Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Amendment No. 2 to Form S-4 of our report dated August 21, 2026, with respect to the financial statements of OHB Pediatrics Ltd. (the “Company”) as of and for the year ended December 31, 2025.

We also hereby consent to the reference to our firm under the caption “Experts” in this Registration Statement.

/s/ Frazier & Deeter, LLC

Tampa, FL

October 30, 2026